UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2004

Vision Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Alabama	333-88073	63-1230752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 West 1st Street Gulf Shores, Alabama	36542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(251) 967-4212

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition Other Events and Regulation FD Disclosure.

Effective October 15, 2004, Vision Bancshares, Inc. (“Vision”) completed its transaction with Banc Trust Financial Group, Inc. (“Banc Trust”) whereby Vision acquired all of the voting stock of Banc Trust’s wholly owned subsidiary bank, BankTrust of Florida, formerly Wewahitchka State Bank, located in Wewahitchka, Gulf County, Florida and changed the name of BankTrust of Florida to Vision Bank. Vision agreed to pay Banc Trust $7.5 million in cash for all of the issued and outstanding shares of BankTrust of Florida. Subsequent to the acquisition, Vision merged Vision Bank, FSB, its wholly owned federal savings bank, located in Panama City, Florida with and into Vision Bank.

Item 7.01 Regulation FD Disclosure

On October 15, 2004 Vision Bancshares, Inc. issued a press release announcing the completion of its acquisition of BankTrust of Florida, changing the name of BankTrust of Florida to Vision Bank and the subsequent merger of Vision Bank, FSB with and into Vision Bank.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Financial statements with respect to the acquisition of BankTrust of Florida are not included in this report. The required financial statements will be filed by amendment not later than 71 calendar days after the date of the initial report on Form 8-K dated October 20, 2004.

(c) Exhibits

99.1	Press Release by Vision Bancshares, Inc. dated October 15, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 21, 2004

VISION BANCSHARES, INC.

/s/ William E. Blackmon
By:	William E. Blackmon
Its:	Chief Financial Officer